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                                                                   EXHIBIT 10(a)

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (this "Agreement") is made and entered into effective as of the 17th day of August, 1998 (the "Effective Date"), by and between Malibu Entertainment Worldwide, Inc., a Georgia corporation (the "Company"), and Richard N. Beckert (the "Executive").

                                R E C I T A L S:

         A. The Company desires to provide for the employment of the Executive, subject to the terms and conditions herein provided; and

         B. The Executive is willing to commit himself to serve the Company in the capacity hereinafter stated, subject to the terms and conditions herein provided.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto hereby consent and agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, pursuant to the terms and conditions set forth herein.

         2. TERM. The initial term of employment of the Executive by the Company pursuant to the terms of this Agreement will commence on the Effective Date hereof (the "Commencement Date") and, subject to earlier termination pursuant to
Section 6, expire on the fourth annual anniversary thereof (the "Initial Termination Date"). Notwithstanding the previous sentence, this Agreement and the employment of the Executive will be automatically renewed, subject to
Section 6, for successive one-year periods upon the terms and conditions set forth herein, commencing on the Initial Termination Date, and on each succeeding fiscal year end of the Company thereafter, unless either party to this Agreement gives the other party written notice of such party's intention to terminate this Agreement and the employment of the Executive at least 30 days prior to the end of such initial or extended term. For purposes of this Agreement, "Employment Period" will include the initial term and any extension thereof. Following the expiration of the Employment Period, Executive will be an "at will" employee of the Company.

         3. POSITIONS AND DUTIES. (a) During the Employment Period, the Executive will be the President and Chief Executive Officer of the Company with responsibility for the day-to-day direction and administration of the business and affairs of the Company, subject, however, to legal limitations and to the direction of the Board of Directors of the Company. At the Company's request, the Executive will serve, without additional compensation, as an officer or director, or both, of any subsidiary or affiliate of the Company or any other entity in which the Company has an equity interest. If the Executive serves in any such capacity, the Company will indemnify the Executive from liabilities in connection with serving in any such capacity to the






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same extent as the Executive is indemnified in the performance of his duties as an officer and director of the Company. In the event the Executive is compensated for serving as an officer or director, or both, of any subsidiary, division or affiliate of the Company or any other entity in which the Company has an equity interest, such compensation will be deemed to be earned by the Company and will be paid to the Company by the Executive. During the Employment Period, Executive shall exercise his best efforts, and subject to the prior two sentences, devote all of his full-time business and professional time, attention, skill and efforts to the best interest of the Company and faithful performance of his duties under this Agreement as they may be modified from time to time. Executive's management of his personal affairs, service on behalf of charitable organizations and performance of the duties of any political office to which he is elected or appointed shall not constitute a breach of this Agreement so long as such activities do not interfere with the efforts required hereunder of the Executive toward the best interests of the Company or the performance of the duties hereunder.

                  (b) The Company will use reasonable best efforts to cause the Executive to be elected as a member of the Board of Directors of the Company throughout the Employment Period and include the Executive in the management slate for election as a director at each shareholders' meeting at which his term as a director would otherwise expire. The Company will use reasonable best efforts to cause the Executive to be appointed to serve as a member of the Executive Committee of the Board of Directors of the Company for each year he is elected as a director. As of the date hereof, the Board of Directors of the Company has elected the Executive to the Board of Directors and appointed the Executive to the Executive Committee, each conditioned only upon the Executive's commencement of employment hereunder and effective as of the Effective Date. The Executive acknowledges that no commitment has been made with respect to his membership on the Board of Directors of Newco (as defined below).

                  (c) The Company has publicly announced a proposed transaction (the "Combination") pursuant to which, among other transactions, the Company and Houlihan's Restaurant Group, Inc. ("Houlihan's") will become subsidiaries of a newly formed holding company ("Newco"). The Executive will serve in such capacities for Newco as Newco may from time to time request provided that such service is not materially inconsistent with Executive's position and responsibilities contemplated hereby.

         4. COMPENSATION AND RELATED MATTERS. (a) ANNUAL BASE SALARY. During the Employment Period, the Company shall pay the Executive an annual base salary (the "Annual Base Salary") of $275,000, subject to increase or decrease with respect to any calendar year beginning on or after January 1, 2000 as the Board of Directors of the Company or, if the Combination occurs, of Newco or the Compensation Committee thereof (together, the "Board") may determine in its sole discretion, based on annual reviews. All payments of Annual Base Salary shall be payable in substantially equal semi-monthly installments and, as nearly as practicable, on the fifteenth and last days of each month in arrears. The Company's compensation of the Executive by payments of the Annual Base Salary pursuant to this Section 4(a) shall not be deemed exclusive and shall not preclude the Executive from participating in any other compensation or benefit plan of the Company, nor shall such compensation in any way limit or reduce any other obligation of the Company hereunder; and no other compensation, benefit or



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payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Annual Base Salary hereunder.

                  (b) BONUS. In addition to the Annual Base Salary set forth in
Section 4(a) hereof and any other amounts payable to the Executive under any other provision of this Agreement, the Company shall pay to the Executive no later than 10 days after the Executive executes this Agreement, a lump sum cash payment of $11,600 and for the year ended December 31, 1998, the Company shall pay the Executive no later than April 15, 1999, a lump sum cash payment of $103,125. During the Employment Period for the calendar years beginning on or after January 1, 1999, the Executive will be eligible to receive an annual performance bonus in an amount up to 100% of the Executive's then-current Annual Base Salary provided no Date of Termination has occurred on or prior to December 31st of the applicable calendar year (pro rated in the event of any partial calendar year). Such annual bonus (the "Annual Bonus") will be determined by the Board in its sole discretion after the end of each calendar year, based upon performance objectives established by the Board after consultation with the Executive relating to (i) achievement of budgetary goals, (ii) guest and employee satisfaction levels, (iii) the achievement of organizational objectives, and (iv) any other items established by the Board. The Annual Bonus shall be payable in a lump sum in cash on April 15 of the following year (the "Bonus Payment Date").

                  (c) EXPENSES. During Employment Period, the Company shall promptly reimburse the Executive for all reasonable expenses incurred by the Executive in performing services hereunder, including, but not limited to, all expenses of travel and all living expenses while away from home on business or at the request of and in the service of the Company, provided that all such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by the Company.

                  (d) OTHER BENEFITS. Except as otherwise provided in this Agreement, during the Employment Period, Executive shall be entitled, pursuant to the terms thereof, to full participation in all of the employee benefit plans and arrangements maintained by the Company for its executives and key management employees from time to time. Executive shall be entitled to paid vacation in accordance with the Company's standard employment policies and practices for executive employees, as the same may be in effect from time to time. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the amounts payable to the Executive pursuant to Sections 4(a) and 4(b) . All employee benefits and arrangements provided under this Section 4(d) shall terminate concurrently with the Date of Termination (as defined in Section 6(g) below) of the Executive's employment under this Agreement for any of the circumstances set forth in
Section 6, unless provided for otherwise herein. Any payments or benefits payable to the Executive under this subsection (d) in respect of any calendar year during which the Executive is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which the Executive is so employed.



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         5. OPTIONS. The Company has concurrently herewith granted the Executive non-qualified options to purchase 1,000,000 shares of Common Stock of the Company, pursuant to an Agreement dated as of the date hereof.

         6. TERMINATION. The Executive's employment hereunder may be terminated without any breach of this Agreement under the circumstances set forth in this
Section 6. Section 7 of this Agreement sets forth the compensation to be paid to the Executive upon termination of employment. In the event of any termination of employment , the Executive's sole rights will be as provided in Section 7 hereof and the company will have no other liabilities or obligations hereunder or otherwise.

                  (a) TERMINATION UPON DEATH. The Executive's employment hereunder shall terminate automatically upon his death.

                  (b) TERMINATION UPON DISABILITY. If the Company determines in good faith that the Disability of the Executive has occurred pursuant to the definition of "Disability" set forth below, the Company may give the Executive written notice of its intention to terminate the Executive's employment. If the Company delivers written notice to the Executive pursuant to the preceding sentence, and the Executive shall have been continuously absent from his duties hereunder on a full-time basis for substantially the entire period of one hundred eighty (180) days during any twelve-month period, and within thirty (30) days after written notice of termination is received by the Executive (which receipt shall occur after the expiration of such one hundred eighty (180)-day period), the Executive shall not have returned to full-time performance of his duties hereunder, then the Executive's employment hereunder shall terminate effective on the 30th day after such notice of termination is received by the Executive. For purposes of this Agreement, "Disability" means incapacity of the Executive due to physical or mental illness which renders the Executive incapable, in the judgment of the Board, of performing the essential functions of his job with or without accommodation.

                  (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment hereunder when Cause exists. For purposes of this Agreement, "Cause" shall mean that the Board shall have determined that any of the following acts or events have occurred:

                           (i) the Executive shall have been convicted of or admitted or pled nolo contendre to an act of fraud, theft or dishonesty or any other crime or offense involving moral turpitude or likely to affect adversely the Company or its assets, operations, prospects or goodwill; or

                           (ii) the Executive shall harass any employee of the Company based on race, age, sex, religion, color, national origin or other factor prohibited by law; or

                           (iii) the Executive shall violate or breach any of the terms and provisions of Sections 8(a), 8(b), 12 or 16 of this Agreement; or




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                           (iv) the repeated failure by the Executive to
         substantially perform his obligations and responsibilities under this Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), and which is not remedied within fifteen (15) days after a Notice of Termination is received by the Executive that specifically identifies the manner in which the Company in good faith believes that the Executive has repeatedly failed to substantially perform his obligations under this Agreement.

         The Company may suspend the Executive's employment under this Agreement, with or without continuation of compensation provided otherwise to be paid hereunder, for such period of time as the Board may deem appropriate if the Executive is arrested, indicted or otherwise accused in a criminal proceeding or an internal investigation relating to any act listed in (i) or (ii) of this subsection (c).

                  (d) OTHER TERMINATION BY THE COMPANY. In addition to the foregoing, the Company may terminate the Executive's employment under this Agreement for any other reason or for no reason at any time upon giving Notice of Termination to the Executive.

                  (e) TERMINATION BY THE EXECUTIVE.

                           (i) The Executive may terminate his employment hereunder for any reason, including for Good Reason. For purposes of this Agreement, "Good Reason" shall exist if within six months after the occurrence of a Change of Control the Executive is assigned to duties at the Company or Newco inconsistent in any material respect (unless in the nature of a promotion) with the Executive's position in the Company immediately prior to such change (including, but not limited to, the Executive's status, offices and titles), or a significant adverse alteration or diminution in the nature or status of the Executive's authority, duties or responsibilities from those in effect immediately prior to such change, other than an isolated, insubstantial and inadvertent action that is fully corrected within ten
         (10) days after receipt of written notice from the Executive; provided, however, that Good Reason will not exist and the Executive will not be entitled to the payments pursuant to Section 7(e) if effective immediately following a Change of Control of the Company, Newco or an operating subsidiary thereof expressly assumes the obligations of the Company set forth in this Agreement and Newco offers the Executive a comparable position of employment with Newco or such operating subsidiary.

                           (ii) For the purposes of this Agreement, a "Change of Control" shall mean any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a Hampstead Affiliate or, as to the Company if the Combination occurs, Newco becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange
         Act) of 50% or more of the combined voting power of the Company's or Newco's then-outstanding voting securities entitled to vote generally in the election of directors ("Voting Stock"), whether directly by a stock purchase or indirectly through a merger, consolidation, recapitalization or similar transaction, provided, however, that no such



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         event will constitute a "Change of Control" until such time as
         Hampstead Affiliates have sold for cash or cash equivalents at least 50% of the Voting Stock (or, if applicable, the securities into which Voting Stock is converted in any merger, consolidation, recapitalization or similar transaction) owned by them as of, if the Combination does not occur, the date hereof, or if the Combination does occur, the date on which the Combination is effected and (B) "Hampstead Affiliate" means, collectively, The Hampstead Group L.L.C., HR Funding, L.P., HR Interests, L.L.C. and any person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Hampstead Group L.L.C., HR Funding L.P. or HR Interests L.L.C. and for purposes of the definition of "Hampstead Affiliate", in addition to any other circumstances in which control with respect to a Hampstead Affiliate exists, control with respect to a Hampstead Affiliate will be deemed to exist through beneficial ownership of 30% or more of a person's voting securities.

                  (f) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined in Section 6(g)) is other than the date of receipt of such notice, specifies the Date of Termination (defined below).

                  (g) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death,
(ii) if the Executive's employment is terminated pursuant to subsection (b) hereof (relating to disability), 15 days after Notice of Termination is received by the Executive (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 15-day period), (iii) if the Executive's employment is terminated by the Executive for any other reason, five days after receipt of the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

         7. COMPENSATION UPON TERMINATION. (a) TERMINATION UPON DEATH. If the Executive's employment is terminated by reason of his death, the Company shall
(i) pay the Executive all salary payments accrued through the Date of Termination and then unpaid and (ii) pay to the Executive in accordance with
Section 4(b) the Annual Bonus to be determined in accordance with Section 4(b), prorated to the Date of Termination but without accelerating the Bonus Payment Date. The accrued, but unpaid salary portion of such compensation shall be paid to the Executive or the Executive's estate within 15 days after the Date of Termination. Other than the foregoing, the Company shall have no further obligations to the Executive under this Agreement in the case of the termination of the Executive's employment by reason of death or Disability.

                  (b) TERMINATION UPON DISABILITY. Notwithstanding any provision herein to the contrary, during any portion of the Employment Period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"),



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the Executive shall continue to receive his base salary at seventy percent (70%)
of the rate then in effect less any sums payable to the Executive under any disability insurance plan or policy of the Company then in effect until the Executive's employment is terminated pursuant to Section 6(b). If the Executive's employment is terminated by reason of Disability of the Executive as set forth in Section 6(b) hereof, the Company shall (i) pay to the Executive all salary payments accrued through the Date of Termination and then unpaid, (ii) continue to pay to the Executive for a period of one (1) year following such Date of Termination the Executive's base salary at seventy percent (70%) of the rate in effect at such Date of Termination less any sums payable to the Executive under any disability insurance plan or policy of the Company then in effect and (iii) pay to the Executive in accordance with Section 4(b) the Annual Bonus to be determined in accordance with Section 4(b), prorated to the Date of Termination but without accelerating the Bonus Payment Date. The accrued but unpaid salary portion of such compensation shall be paid to the Executive in lump sum in cash within thirty (30) days of the Date of Termination. Other than the payment of such compensation provided for in this subsection, the Company shall have no further obligations to the Executive under this Agreement in the case of termination for Disability.

                  (c) TERMINATION FOR CAUSE. If the Executive's employment shall be terminated prior to the end of the Employment Period (i) at any time when Cause exists or (ii) by the Executive for any reason other than Good Reason, the Company shall pay the Executive all salary payments accrued through the Date of Termination and then unpaid but Executive shall not be entitled to receive any severance benefits whatsoever even if such benefits are generally made available by the Company to its resigning or terminated executives or key management employees. Other than the payment of such compensation provided for in this subsection, the Company will have no further obligation to the Executive under this Agreement in the case of a termination of employment referred to in this subsection.

                  (d) TERMINATION OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If
(A) the Executive's employment shall be terminated by the Company hereunder in circumstances to which none of Sections 7(a), (b), (c) or (e) apply, then

                           (i) the Company shall continue to pay the Executive his Annual Base Salary through the Date of Termination;

                           (ii) for a period commencing on the Date of Termination and ending on the second anniversary thereof (such period, the "Two-Year Severance Period"), the Executive will receive annually an amount equal to (A) if the Date of Termination occurs after December 31, 2000, the average of the Annual Base Salary plus the Annual Bonus paid for each of the prior two calendar years, (B) if the Date of Termination occurs on or before December 31, 2000 but after December 31, 1999, the Annual Base Salary plus the Annual Bonus paid to the Executive for the calendar year 1999, and (C) if the Date of Termination occurs on or before December 31, 1999, the Annual Base Salary then in effect plus $150,000. Such payments will be made in substantially equal semi-monthly installments and, as nearly as practicable, on the fifteenth and last days of each month in arrears, provided however, if the Company so elects, such payments may be paid in a



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         lump sum equal to the present value (calculated using a 9% discount rate) of such periodic payments.

                           (iii) for the Two-Year Severance Period, the Company will continue to provide the Executive with the welfare benefits that he was receiving from the Company immediately prior to the Date of Termination on the same terms and conditions (including employee contributions toward the premium payments) under which the Executive was entitled to participate immediately prior to the Date of termination. Such benefits may be modified or terminated by the Company following the Date of Termination provided such change is applicable to senior executives of the Company generally and the Company's obligation to provide benefits pursuant to this subsection will terminate when the Executive commences any other employment during the TwoYear Severance Period.

Other than the payment of the compensation and severance provided for in (i) and
(ii) of this subsection (d), the Company shall have no further obligation to the Executive under this Agreement in the case of a termination of employment referred to in this subsection (d).

                  (e) TERMINATION UPON GOOD REASON OR CHANGE OF CONTROL. If the Executive shall terminate his employment for Good Reason or the Company terminates his employment within six months of a Change of Control at a time when Cause does not exist, then

                           (i) the Company shall continue to pay the Executive his Annual Base Salary through the Date of Termination; and

                           (ii) in lieu of any further salary payments or other benefits to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive a lump sum severance payment in an amount equal to two times the Executive's then-current Annual Base Salary. Such payment to be made within 10 calendar days following the Termination Date; provided, however, the severance payments provided to be made by this subsection shall be reduced dollar for dollar by the pretax amount of any compensation or income earned or received by Executive for services rendered or advice given by him to others, including, without limitation, compensation or income earned or received as the result of employment or consulting services during the severance pay periods provided for in this subsection. Upon request, Employee will provide the Company with such information and documentation as the Company may reasonably request in order to confirm the amount of such other compensation or income;

Other than the payment of the compensation and severance provided for in (i) and
(ii) of this subsection (e), the Company shall have no further obligation to the Executive under this Agreement in the case of a termination of employment referred to in this subsection (e).

                 (f) LIMITATION ON PAYMENTS. Other than payments specifically provided for in this Section 7, the Company will have no further obligation to the Executive upon termination of the Executive's employment for any reason whether by the Company or the Executive.



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                  (g) ENTITLEMENT TO OFFSET. The Company shall be entitled to offset any amounts owing by Executive to Company, whether under this Agreement or otherwise, against any payments provided for in this Agreement to be made by the Company to the Executive. The Executive or, if applicable, his estate or other legal representatives shall, as a condition to the Executive's right to receive the compensation and severance pay provided for by subsections (d) and
(e) above, execute and deliver to the Company a release and discharge of the Company and its Affiliates and all persons in privity with them from any and all claims or causes of action, of any kind whatsoever, federal or state, at common law, statutory, or otherwise which the Executive or his estate or legal representatives had, may then have or in the future may have against the Company and its Affiliates and all persons in privity with them, known or unknown, directly or indirectly related to the Executive's employment by the Company or the termination of such employment, including, but not limited to, claims under applicable workers compensation acts, human rights acts, Title VII of Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, and the Americans With Disabilities Act. Such release shall in form and substance be in compliance with applicable law and shall be conditioned upon the receipt by the Executive or his estate or other legal representatives of such severance payments.

                  (h) LIMITATION ON PARACHUTE PAYMENTS. Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Executive hereunder would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") (or any successor provision thereto) but for the application of this
Section 7(h), then the payments and benefits to be provided hereunder will be reduced to the minimum extent necessary so that no portion thereof shall be subject to Excise Tax but only if by reason of, and giving effect to such reduction, the Executive's net after-tax benefit will exceed the Executive's net after-tax benefit if such reduction were not made. In the event that any reduction is required by this Section 7(h) in the payments and benefits hereunder, such reduction will first be made in the payments to be received under Section 7(c).

         8. NONCOMPETITION; CONFIDENTIAL INFORMATION (a) During the Employment Period and for a period of two (2) years following the expiration of the Employment Period or, if sooner, the Date of Termination of employment of Executive under this Agreement, Executive shall not engage in any Competitive Activity. For purposes of this Agreement, the term "Competitive Activity" means the Executive's participation, without the written consent of the Board of Directors of the Company, in the management of any business enterprise, over 25% of the gross revenue for the immediately preceding fiscal year of which was derived from operations in the racing-based, theme or family park business or any other business carried on by the Company at the Date of Termination in which the Company competes or in which the Company intends to compete pursuant to a business plan or other plan of action adopted by the Company (formally or informally) prior to the Date of Termination. Notwithstanding the foregoing, the restrictions in this Section 8(a) shall (i) apply for a one (1) year period instead of two (2) years if the Executive terminates his employment for Good Reason or if the Company terminates the Executive's employment within six months after a Change of Control.

                  (b) Executive hereby acknowledges that he has and will continue to have access to confidential and proprietary information of the Company and its Affiliates (including,



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but not limited to, pricing strategies, program materials, financial statements and results, employee lists, terms of agreements between the Company and employees, customers and suppliers, marketing methods and concepts, development ideas and strategies, personnel training and development programs, proprietary computer and systems software, proprietary data and strategic business plans) and that such information constitutes valuable, special and unique property of the Company and its Affiliates. The Executive agrees not to use (except in the course of the performance of his duties hereunder) or disclose, either while in the Company's employ or following termination of his employment with the Company for any reason, to any person not employed on a full-time basis by the Company or its Affiliates, or not engaged to render services to the Company or its Affiliates, except with the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company, any such confidential and proprietary information of the Company, provided, however, that this provision shall not preclude the Executive from the use or disclosure of information known generally to the public or from disclosure required by law or court order. If Executive becomes legally compelled to disclose any confidential information, Executive will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy, and Executive shall cooperate with the Company in that effort. If such protective order or other remedy is not obtained, Executive will (i) furnish that portion of the confidential information that Executive is advised by written opinion of the counsel is legally required, and (ii) exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded to such information. The agreement made in this Section 8(b) shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law or by separate agreement upon the Executive in respect of confidential information of the Company.

                  (c) It is acknowledged and agreed by Executive and Company that the covenants contained in this Section 8 are reasonable as to time, area, scope and/or necessary to protect the Company and its business. Nevertheless, it is further agreed that such covenants shall be regarded as divisible and shall be operative as to time, area and scope to the extent that it may be so operative, and if any part of the covenants are declared invalid or unenforceable as to time, area or scope, the validity or enforceability of the remainder shall not be affected.

                  (d) In the event of a breach or a threatened breach by Executive of any provisions of this Section 8, Company shall be entitled to injunctive relief restraining Executive from breaching such provisions. Nothing herein shall prohibit the Company from pursuing any other remedy available to it for such breach or threatened breach, including the recovery of damages from Executive.

         9. SUCCESSORS AND BINDING AGREEMENT. This Agreement will be binding upon and inure to the benefit of and be enforceable by the Company and any successor to the Company, but will not otherwise be assignable, transferable or delegable by the Company. This Agreement and all rights of the Executive hereunder shall, subject to the terms and conditions hereof, inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid subject to and in accordance with the terms and conditions of this Agreement to the Executive's devisee, legatee, or other




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

designee or, if there be no such designee, to the Executive's estate. This Agreement is personal in nature and neither of the parties hereto may, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this
Section 9, the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         10. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States (certified mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Executive:      Richard N. Beckert


                  If to the Company:        Malibu Entertainment Worldwide, Inc.
                                            717 North Harwood
                                            Suite 1650
                                            Dallas, Texas 75201
                                            Attn:  Chief Financial Officer

                  with copy to:             The Hampstead Group, L.L.C.
                                            4200 Texas Commerce Tower West
                                            2200 Ross Avenue
                                            Dallas, Texas 75021
                                            Attention:  Kym Irvin
                                            Fax No. (214) 220-4949

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. REPRESENTATION BY COUNSEL. Executive acknowledges that he has sought and obtained separate and independent legal counsel as to the negotiation of this Agreement and Executive's agreement with its terms and provisions and that Executive, with advice of such counsel, has carefully read and reviewed all the terms and conditions of this Agreement and that Executive executes and delivers this Agreement voluntarily because of the rights and benefits granted to Executive hereunder.

         12. NO CONFLICTING AGREEMENTS. Executive represents and warrants to the Company that Executive is not a party to any agreement, contract or covenant limiting the freedom of Executive (or any company employing Executive) to perform the services contemplated herein. Executive further represents and warrants to the Company that Executive is not a party to any agreement, contract or covenant imposing upon Executive or his employer any duty with respect to confidential or proprietary information or with respect to the solicitation or hiring of any person that would be applicable to the Company as presently operated. Executive further represents and warrants to the Company that the execution, delivery and performance of this Agreement by Executive and the current operations of the Company do not and will not conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any contract, agreement or other instrument or obligation to which Executive is a party or by which Executive is bound. The Executive agrees that he is not entitled to indemnification from the Company pursuant to the Company's bylaws or any other agreement or to coverage under any insurance policy providing for coverage of claims against officers or directors of the Company in the event of any claim, action or proceeding being brought against the Executive by reason of the existence of any agreement, contract, instrument or other obligation which would cause a breach or inaccuracy of the representations and agreements of Executive contained in this Section 12 or by reason of the Company asserting a claim for indemnity under this Section 12 against the Executive.

         13. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such other executive officer of the Company as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. In the event of a lawsuit by any party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party. Executive and the Company shall execute and deliver to one another such other agreements as may be reasonably necessary or appropriate to comply with the purposes and intent of this Agreement.

         14. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16. NONSOLICITATION. During the Employment Period and for a period of two (2) years following the expiration of the Employment Period or, if sooner, the Date of Termination of employment of Executive under this Agreement, Executive shall not (1) solicit to hire any person who is employed by the Company or any Affiliate (or who was employed by the Company or any Affiliate within a period of one year prior to the expiration or termination of employment of Executive) or (2) encourage such a person to leave the employment of the Company or any Affiliate or (3) assist or provide information in connection with any party's soliciting or hiring of or consideration of employment of such persons. Notwithstanding the foregoing, the restrictions in this Section 16 shall (i) apply for a one (1) year period instead of two (2) years if the Executive terminates his employment for Good Reason or if the Company terminates the Executive's employment within six months after a Change of Control other than for Cause or death or Disability or the Executive terminates his employment after the end of the Employment Period.




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


    IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                      MALIBU ENTERTAINMENT WORLDWIDE, INC.


                      By:
                         -----------------------------------------------------
                      Name:
                           ---------------------------------------------------
                      Title:
                            --------------------------------------------------

                      EXECUTIVE


                      --------------------------------------------------------
                      Richard N. Beckert





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